UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

(Amendment No. _________________)

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        [  ] Definitive Proxy Statement

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        [X] Soliciting Material Pursuant to Sec. 240.14a-12

THE CALVERT FUND
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT INFORMATION ABOUT
Calvert Tax-Free Reserves Money Market Portfolio
Calvert Money Market Portfolio
Calvert First Government Money Market Fund
Calvert Cash Reserves Institutional Prime Fund

Recently, the boards of directors of the Calvert Tax-Free Reserves Money Market Portfolio, the Calvert Money Market Portfolio, the Calvert First Government Money Market Fund, and the Calvert Cash Reserves Institutional Prime Fund voted to merge these portfolios into the Calvert Ultra-Short Income Fund (CULAX), a taxable bond fund with a variable price per share (NAV).

Pending shareholder approval, we expect these mergers to be finalized on or prior to December 31, 2013, with the completion of the mergers being staggered between late September 2013 and early December 2013. Shareholders will have their money market shares automatically replaced with Class A shares (at NAV) of the Calvert Ultra-Short Income Fund unless, prior to the completion of the applicable merger, they either liquidate their positions in the money market funds or transfer their assets in these funds to another Calvert fund.

Please note the following important information regarding the proposed mergers:

  As of June 6, 2013, the funds are no longer accepting any new accounts.
  As of June 6, 2013, the funds are no longer accepting check booklet reorders.
  On August 31, 2013, check writing or drafts against these funds will be terminated.
  Calvert will tentatively mail proxies to shareholders on or about August 9, 2013.
  A meeting for record-date shareholders to vote on the proposed mergers will be held on September 20, 2013.

Important Information about Systematic Investment Plans

For money market shareholders in retirement accounts:

  Calvert will automatically continue any established systematic purchase and/or redemption plan for shareholders whose assets transfer to the Calvert Ultra-Short Income Fund.
  Systematic exchanges that occur as a result of required minimum distributions will automatically be established for shareholders whose assets transfer to the Calvert Ultra-Short Income Fund.

For money market shareholders in non-retirement accounts:

All systematic purchases, redemptions, and exchanges will not be established automatically for these shareholders whose assets transfer to the Calvert Ultra-Short Income Fund. Please call Calvert’s client service team at 1-800-368-2745 to re-establish this functionality once the merger(s) has been completed.

OTHER CONSIDERATIONS FOR SHAREHOLDERS

The proposed fund mergers present current Calvert money market fund shareholders with some important considerations as well as some potential benefits.

Important considerations:

  The Calvert Ultra-Short Income Fund is not a money market fund and does not seek to maintain a per-share net asset value (NAV) of $1.00. The value of the Fund will fluctuate based on the Fund’s investments. As a result, investment in the Fund entails risk including the possibility of loss of principal invested (see full risk disclosure below).
  The Calvert Ultra-Short Income Fund is not a tax-exempt fund. Shareholders of the Calvert Tax-Free Reserves Money Market Portfolio should consult with their tax professionals when considering whether to have their shares transferred to the Calvert Ultra-Short Income Fund.
  Shareholders should fully evaluate the suitability of the Calvert Ultra-Short Income Fund as an allocation within their overall portfolio strategy.
  The Calvert Ultra-Short Income Fund normally imposes a two-percent short-term trading fee on redemptions and exchanges made within seven days of purchase; however, the redemption fee will be waived for all initial transfers. After that, however, the Fund’s short-term trading fee will apply to new purchases.
  No Calvert fund will offer check writing following the completion of the proposed mergers.

Potential benefits:

  In today’s low-yield environment, very short-term fixed-income securities may provide the potential for higher-than-cash returns, albeit with some additional risk.
  All shares will transfer to the Calvert Ultra-Short Income Fund at NAV, and all subsequent purchases of fund shares in the same account will also be exempt from sales charges.
  As part of Calvert’s ongoing environmental, social, and governance (ESG) integration efforts, the Calvert Ultra-Short Income Fund seeks to avoid investing in tobacco companies.

About the Calvert Ultra-Short Income Fund

The Calvert Ultra-Short Income Fund seeks to maximize income consistent with preservation of capital, through investment in short-term bonds and income-producing securities.

The Fund’s management team seeks to add value by emphasizing the following:

  Principal preservation by limiting interest rate sensitivity and maintaining the portfolio’s average duration in the ultra-short range (less than, or equal to, one year); typically it is maintained in the three- to four-month range.
  Current income by strategically allocating assets to variable-rate and investment-grade securities.
  Total return through an active portfolio management strategy, supported by rigorous credit analysis that seeks to invest in undervalued securities with capital appreciation potential.
  Avoiding investment in tobacco companies.

Contacting Calvert

Calvert is committed to making this transition as seamless as possible for our shareholders. For more information on the proposed mergers, please feel free to contact a Calvert Client Services Representative at 1-800-368-2745.

Investment Risk

Investment in mutual funds involves risk, including possible loss of principal invested. You could lose money on your investment in the Fund or the Fund could underperform because of the following risks: the market prices of bonds held by the Fund may fall; individual investments of the Fund may not perform as expected; and/or the Fund’s portfolio management practices may not achieve the desired result. Bond funds are subject to interest rate risk and credit risk. When interest rates rise, the value of fixed-income securities will generally fall. In addition, the credit quality of the securities may deteriorate, which could lead to default or bankruptcy of the issuer where the issuer becomes unable to pay its obligations when due. Because a significant portion of securities held by the Fund may have variable or floating interest rates, the amount of the Fund’s monthly distributions to shareholders are expected to vary. Generally when market interest rates fall, the amount of the distributions will decrease. Investments in high-yield, high risk bonds can involve a substantial risk of loss. An active trading style can result in higher turnover (exceeding 100%), may translate to higher transaction costs, may increase your tax liability, and may affect Fund performance. The Fund is nondiversified and may be more volatile than a diversified fund.

For more information on any Calvert fund, please contact Calvert at 800.368.2745 for a free summary prospectus and/or prospectus. An investor should consider the investment objectives, risks, charges, and expenses of an investment carefully before investing. The summary prospectus and prospectus contain this and other information. Read them carefully before you invest or send money.

Calvert mutual funds are underwritten and distributed by Calvert Investment Distributors, Inc., member, FINRA, and a subsidiary of Calvert Investments, Inc.

Additional Information and Where to Find It

In connection with the proposed reorganizations, The Calvert Fund will file with the Securities and Exchange Commission (“SEC”), and will furnish to the shareholders of the applicable Merging Portfolio, a prospectus/proxy statement and other relevant documents. These materials do not constitute a solicitation of any vote or approval. SHAREHOLDERS OF EACH MERGING PORTFOLIO ARE URGED TO READ THE PROSPECTUS/PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED REORGANIZATIONS, OR INCORPORATED BY REFERENCE IN THE PROSPECTUS/PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REORGANIZATIONS.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the SEC filings made by The Calvert Fund and each registered investment company of which a Merging Portfolio is a series (each, a “Merging RIC”) by directing a request to: Calvert Investments, Inc., Attention: Client Services, 4550 Montgomery Avenue, Suite 1125N, Bethesda, Maryland 20814; (800) 368-2745. With respect to each Reorganization, The Calvert Fund, each Merging RIC and their trustees and officers may be deemed to be “participants”

in the solicitation of proxies from shareholders of the applicable Merging Portfolio in favor of that Reorganization. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of each Merging Portfolio is set forth in the Statement of Additional Information dated January 31, 2013 or April 30, 2013, as applicable, of each Merging Portfolio, and in the Statement of Additional Information of Calvert Ultra-Short Income Fund dated January 31, 2013. These documents have been filed with the SEC and are available at www.calvert.com.

# 13257 (201306)

CGI Message

Your Calvert statement is now available to view and download. Please click on the link below to review your statement online. If your e-mail system and web browser do not allow this, simply type or cut and paste the entire link into your web browser.

[Link to statement]

MONEY MARKET FUND SHAREHOLDERS: CLICK HERE FOR AN IMPORTANT NOTICE ABOUT THE PROPOSED MERGER OF CALVERT’S MONEY MARKET FUNDS

[Link to statement insert]

Calvert's most recent newsletter is available at [Link to Q2 2013 Invision]

If you need assistance, please call Calvert toll free at 1-800-368-2745 Monday through Thursday from 9 AM to 5:30 PM, Fridays until 5PM Eastern Standard Time or e-mail us at www.calvert.com/index_contact_us.html<http://www.calvert.com/index_contact_us.html>. To view or change your delivery options, visit the "My Account" section of the Calvert web site at http://www.calvert.com. Thank you for investing with Calvert.

Distributor: Calvert Investment Distributors, Inc., member, FINRA, and a subsidiary of Calvert Investments, Inc. 1-800-368-2745

TRAC Message

Your Calvert statement is now available to view and download. Please click on the link below to review your statement on-line. If your e-mail system and web browser do not allow this, simply type or cut and paste the entire link into your web browser. This link will also provide you with the ability to view or change your delivery options.

[Link to statement]

MONEY MARKET FUND SHAREHOLDERS: CLICK HERE FOR AN IMPORTANT NOTICE ABOUT THE PROPOSED MERGER OF CALVERT’S MONEY MARKET FUNDS

[Link to statement insert]

If you need assistance, please call Calvert toll free at 1-800-368-2745 Monday through Thursday from 9 AM to 5:30 PM EST. or Friday from 9 AM to 5 PM EST. or e-mail us at http://www.calvert.com/contact-us.html. Thank you for investing with Calvert.

Calvert mutual funds are underwritten and distributed by Calvert Distributors, Inc., member, FINRA, and a subsidiary of Calvert Investments, Inc. 1-800-368-2745.